UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
 ________________________________
 FORM 8-K
________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2026

PROG HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	001-39628	85-2484385
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

256 W. Data Drive	Draper,	Utah	84020-2315
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (385) 351-1369
None
(Former Name or Former Address, if Changed Since Last Report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	PRG	New York Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.     OTHER EVENTS

On October 29, 2026, PROG Holdings, Inc. (the “Company”) entered into an accelerated share repurchase program (the “ASR Program”) with Bank of America, N.A. (“Bank of America”) to repurchase an aggregate of $100 million (the “Repurchase Price”) of the Company’s outstanding common stock, par value $0.50 per share (the “Common Stock”). The ASR Program is being executed under the Company’s existing share repurchase program, which was reauthorized by the Company’s Board of Directors on October 26, 2026 (the “Reauthorized Share Repurchase Program”).

Pursuant to the terms of the ASR Program, on October 29, 2026, the Company paid the Repurchase Price to Bank of America in exchange for an initial delivery of approximately 2.59 million shares of Common Stock. The total number of shares to be repurchased under the ASR Program will be based on the volume-weighted average prices of the Common Stock during the term of the ASR Program, less a discount and subject to adjustments. At settlement, under certain circumstances, Bank of America may be required to deliver additional shares of Common Stock to the Company, or the Company may be required, at its election, to deliver shares of Common Stock or make a cash payment to Bank of America. The agreement governing the ASR Program contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances under which the ASR Program may be accelerated, extended or terminated early by Bank of America and various acknowledgments, representations and warranties made by the parties to one another. Final settlement of the ASR Program is expected to be completed by the end of the first quarter of 2027.

The Company is funding the ASR Program with existing cash and borrowings under its credit agreement.

Forward-Looking Statements

This Item 8.01 of this Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such forward-looking statements include, without limitation, statements regarding the ASR Program and the Reauthorized Share Repurchase Program, including the initial delivery of shares of Common Stock and the total number of shares of Common Stock to be repurchased under the ASR Program; the expected timing of final settlement of the ASR Program; the expected source of funding for the ASR Program; and the methods that may be used to repurchase shares of Common Stock and the number of shares repurchased and the timing of any such repurchases. The Company has based these forward-looking statements on current expectations and assumptions regarding the ASR Program and the Reauthorized Share Repurchase Program, which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, changes in the market price or trading volume of the Common Stock, including changes in the volume-weighted average prices of the Common Stock during the term of the ASR Program, which will affect the total number of shares ultimately repurchased under the ASR Program; the possibility that the ASR Program may be accelerated, extended or terminated early by Bank of America, or that the transaction terms may be adjusted, in accordance with the terms of the agreement governing the ASR Program; the possibility that the Company may be required to deliver shares of Common Stock or make a cash payment to Bank of America at settlement; the possibility that the Company’s Board of Directors may modify, suspend or discontinue the Reauthorized Share Repurchase Program at any time; developments or changes in economic, market or business conditions; the availability of cash and the Company’s capital needs and alternative uses of capital, including alternative investment opportunities; and the risks and uncertainties listed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date made. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROG Holdings, Inc.
		By:	/s/ Todd King
Date:	October 30, 2026		Todd King Chief Legal and Compliance Officer